United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2024

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2024, Joseph Gitto, a member of the board of directors (the “Board”) of iCoreConnect Inc. (the “Company”) resigned from his position as member of the Board, including as a member of the audit committee of the Board (the “Audit Committee”). Such resignation was effective immediately.

On May 8, 2024, the Company received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”), indicating that, as a result of Mr. Gitto’s resignation from the Board and Audit Committee, the Company is not currently in compliance with Nasdaq Listing Rule 5605, which requires that (i) a majority of the Board be comprised of independent directors and (ii) the Audit Committee is comprised of at least three independent directors.

The Company currently has four directors, only two of which qualify as independent directors. In addition, the Audit Committee currently is comprised of only two independent directors. In accordance with Nasdaq Listing Rule 5605(b)(1)(A) and 5605(c)(4), the Company has a “cure period” of until the earlier of the Company’s next annual shareholders’ meeting or May 6, 2025, or if the next annual shareholders’ meeting is held before November 4, 2024, then the Company must evidence compliance no later than November 4, 2024. The Company intends to elect one or more independent directors to serve as a member of the Board and the Audit Committee during this cure period.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: May 10, 2024	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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